Exhibit 99.1

Owl Rock Capital Corp. Reports Full Year Results and Fourth Quarter Net Investment Income Per Share of $0.29 and NAV Per Share of $14.74

NEW YORK — February 23, 2021 — Owl Rock Capital Corporation (NYSE: ORCC, or the “Company”) today reported net investment income of $114.6 million, or $0.29 per share, and net income of $180.7 million, or $0.46 per share, for the fourth quarter ended December 31, 2020. Reported net asset value per share was $14.74 at December 31, 2020 as compared to $14.67 at September 30, 2020. The fee waiver put in place in conjunction with the Company’s IPO expired on October 18, 2020 and as a result, the fourth quarter results reflect the impact of the full fee structure for the majority of the quarter.

Craig W. Packer, Chief Executive Officer of Owl Rock Capital Corporation commented, “We are very pleased with our origination activity this quarter, which allowed us to make significant progress towards our target leverage and a fully scaled portfolio. We believe our investment strategy of building a senior-oriented portfolio across a diversified set of high-quality, middle-market companies has borne strong results, with our third consecutive quarter of NAV growth and healthy credit performance over the course of a very challenging year.”

The Company’s Board of Directors has declared a first quarter 2021 dividend of $0.31 per share for stockholders of record as of March 31, 2021, payable on or before May 14, 2021.

The fourth quarter 2020 special dividend of $0.08 per share paid to shareholders of record as of December 31, 2020 was the final of six special dividends declared in conjunction with the Company’s IPO in July 2019.

PORTFOLIO AND INVESTING ACTIVITY

For the full year ended December 31, 2020, new investment commitments totaled $3,444.8 million. This compares to $4,434.7 million for year ended December 31, 2019.

For the full year ended December 31, 2020, the principal amount of new investments funded was $2,845.5 million across 30 new portfolio companies and 43 existing portfolio companies. For this period, the Company had $1,151.9 million aggregate principal amount in exits and repayments.

For the full year ended December 31, 2019, the principal amount of new investments funded was $3,682.2 million across 38 new portfolio companies and 22 existing portfolio companies. For this period, the Company had $964.5 million aggregate principal amount in exits and repayments.

For the three months ended December 31, 2020, new investment commitments totaled $1,527.4 million. This compares to $1,032.7 million for the three months ended December 31, 2019.

For the three months ended December 31, 2020, the principal amount of new investments funded was $1,274.9 million across 12 new portfolio companies and 14 existing portfolio companies. For this period, the Company had $520.3 million aggregate principal amount in exits and repayments.

For the three months ended December 31, 2019, the principal amount of new investments funded was $795.5 million across 7 new portfolio companies and 6 existing portfolio companies. For this period, the Company had $269.4 million aggregate principal amount in exits and repayments.

As of December 31, 2020 and December 31, 2019, the Company had investments in 119 and 98 portfolio companies with an aggregate fair value of $10.8 billion and $8.8 billion, respectively. As of December 31, 2020, the average investment size in each portfolio company was $91.1 million based on fair value.

As of December 31, 2020, based on fair value, our portfolio consisted of 77.5% first lien senior secured debt investments, 18.5% second lien senior secured debt investments, 0.5% unsecured notes, 1.0% investment funds and vehicles, and 2.5% equity investments.

As of December 31, 2019, based on fair value, our portfolio consisted of 80.9% first lien senior secured debt investments, 18.0% second lien senior secured debt investments, 1.0% investment funds and vehicles, and 0.1% equity investments.

As of December 31, 2020 and December 31, 2019, approximately 96.0% and 98.9% of the portfolio was invested in secured debt, respectively. As of December 31, 2020, 99.9% of our debt investments based on fair value in our portfolio were at floating rates.

As of December 31, 2020 and December 31, 2019, the weighted average total yield of accruing debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 8.3% and 8.7%, respectively, and the weighted average total yield of accruing debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 8.2% and 8.6%, respectively.

As of December 31, 2020, one investment with an aggregate fair value of $32.6 million was on non-accrual status, representing 0.3% of the total fair value of the portfolio. During the quarter ended December 31, 2020, the Company moved one investment that was on non-accrual last quarter back to accrual status following a restructuring; the Company also exited an investment that was previously on non-accrual and realized a full par recovery.

RESULTS OF OPERATIONS FOR THE FULL YEAR AND QUARTER ENDED DECEMBER 31, 2020

Investment Income

Investment income increased to $803.3 million for the full year ended December 31, 2020 from $718.0 million for the full year ended December 31, 2019. The increase was primarily due to an increase in our investment portfolio, partially offset by a decrease in our portfolio’s weighted average yield period over period.

Investment income increased to $221.3 million for the three months ended December 31, 2020 from $202.3 million for the three months ended December 31, 2019. The increase was primarily due to an increase in our investment portfolio, partially offset by a decrease in our portfolio’s weighted average yield period over period.

Expenses

Total expenses increased to $283.8 million for the full year ended December 31, 2020 from $217.1 million for the full year ended December 31, 2019, primarily due to an increase in interest expense and increase in gross management fees and incentive fees, coupled with the expiration of the management fee and incentive fee waivers. The increase in interest expense was primarily driven by an increase in average daily borrowings, partially offset by a decrease in the average interest rate period over period.

Total expenses increased to $106.7 million for the three months ended December 31, 2020 from $56.9 million for the three months ended December 31, 2019, primarily due to an increase in interest expense and increase in gross management fees and incentive fees, coupled with the expiration of the management fee and incentive fee waivers. The increase in interest expense was primarily driven by an increase in average daily borrowings, partially offset by a decrease in the average interest rate period over period.

Liquidity and Capital Resources

As of December 31, 2020, we had $5.4 billion in total principal value of debt outstanding and $2.1 billion of liquidity, including upsizes to our credit facilities subsequent to quarter-end. The Company’s weighted average interest rate on debt outstanding was 3.2% and 4.6% for the three months ended December 31, 2020 and December 31, 2019, respectively. Ending debt to equity was 0.87x and 0.46x for the periods ended December 31, 2020 and December 31, 2019, respectively.

COVID-19 Developments

Through the year ended December 31, 2020, the Company's operating results were impacted by the economic and financial market conditions related to the COVID-19 pandemic. We continue to assess the impact of COVID-19 on our portfolio companies. For additional information about the COVID-19 pandemic and its potential impact on our results of operations and financial condition, please refer to the "COVID-19 Developments" section and additional disclosure in our Form 10-K for the year ended December 31, 2020.

Conference Call and Webcast Information

Conference Call Information:

The conference call will be broadcast live on February 24, 2021 at 10:00 a.m. Eastern Time on the Investor Resources section of ORCC’s website at www.OwlRockCapitalCorporation.com. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

•	Domestic: (866) 393-4306
•	International: (734) 385-2616
•	Conference ID: 1859688

All callers will need to enter the Conference ID followed by the # sign and reference “Owl Rock Capital Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available for 14 days via a webcast link located on the Investor Resources section of ORCC’s website, and via the dial-in numbers listed below:

•	Domestic: (855) 859-2056
•	International: (404) 537-3406
•	Conference ID: 1859688

Financial Highlights

	For the three months ended
($ in thousands, except per share amounts)	December 31, 2020	September 30, 2020	December 31, 2019
Investments at Fair Value	$10,842,072	$9,918,302	$8,799,225
Total Assets	$11,304,357	$10,234,261	$9,203,619
Net Asset Value Per Share	$14.74	$14.67	$15.24

Investment Income	$221,254	$187,059	$202,255
Net Investment Income	$114,601	$127,437	$145,373
Net Income	$180,664	$216,047	$140,192

Net Investment Income Per Share	$0.29	$0.33	$0.37
Net Realized and Unrealized Gains (and Losses) Per Share	$0.17	$0.23	$(0.01)
Net Income Per Share	$0.46	$0.56	$0.36
Distributions Declared from Net Investment Income Per Share	$0.39	$0.39	$0.35

Weighted Average Yield of Accruing Debt and Income Producing Securities at Fair Value	8.3%	8.1%	8.7%
Weighted Average Yield of Accruing Debt and Income Producing Securities at Amortized Cost	8.2%	8.0%	8.6%
Percentage of Debt Investment Commitments at Floating Rates	99.9%	98.8%	100.0%

consolidated statements of ASSETS and LIABILITIES

($ in thousands, except per share amounts)	December 31, 2020	December 31, 2019
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $10,653,613 and $8,738,520, respectively)	$10,569,691	$8,709,700
Controlled, affiliated investments (amortized cost of $275,105 and $90,336, respectively)	272,381	89,525
Total investments at fair value (amortized cost of $10,928,718 and $8,828,856, respectively)	10,842,072	8,799,225
Cash (restricted cash of $8,841 and $7,587, respectively)	347,917	317,159
Foreign cash (cost of $9,641 and $0, respectively)	9,994	—
Interest receivable	57,108	57,632
Receivable for investments sold	6,316	9,250
Receivable from a controlled affiliate	2,347	2,475
Prepaid expenses and other assets	38,603	17,878
Total Assets	$11,304,357	$9,203,619
Liabilities
Debt (net of unamortized debt issuance costs of $91,085 and $44,302, respectively)	$5,292,722	$3,038,232
Distribution payable	152,087	137,245
Management fee payable	35,936	16,256
Incentive fee payable	19,070	—
Payables to affiliates	6,527	5,775
Accrued expenses and other liabilities	51,581	28,828
Total Liabilities	5,557,923	3,226,336
Commitments and contingencies
Net Assets
Common shares $0.01 par value, 500,000,000 shares authorized; 389,966,688 and 392,129,619 shares issued and outstanding, respectively	3,900	3,921
Additional paid-in-capital	5,940,979	5,955,610
Total distributable earnings (losses)	(198,445)	17,752
Total Net Assets	5,746,434	5,977,283
Total Liabilities and Net Assets	$11,304,357	$9,203,619
Net Asset Value Per Share	$14.74	$15.24

consolidated statements of operations

	For the Years Ended December 31,
($ in thousands, except per share amounts)	2020	2019	2018
Investment Income
Investment income from non-controlled, non-affiliated investments:
Interest income	$768,717	$691,854	$366,858
Dividend Income	10,409	—	—
Other income	14,736	16,119	8,750
Total investment income from non-controlled, non-affiliated investments	793,862	707,973	375,608
Investment income from controlled, affiliated investments:
Interest income	327	—	—
Dividend income	9,063	10,046	8,379
Other Income	35	—	4,871
Total investment income from controlled, affiliated investments	9,425	10,046	13,250
Total Investment Income	803,287	718,019	388,858
Expenses
Interest expense	152,939	136,445	76,774
Management fee	144,448	89,947	52,148
Performance based incentive fees	93,892	45,114	—
Professional fees	14,654	10,029	7,823
Directors' fees	849	623	533
Other general and administrative	7,936	8,374	4,965
Total Operating Expenses	414,718	290,532	142,243
Management and incentive fees waived	(130,906)	(73,403)	—
Net Operating Expenses	283,812	217,129	142,243
Net Investment Income (Loss) Before Taxes	519,475	500,890	246,615
Income taxes, including excise tax expense (benefit)	2,019	1,984	1,093
Net Investment Income (Loss) After Taxes	$517,456	$498,906	$245,522
Net Realized and Change in Unrealized Gain (Loss)
Net change in unrealized gain (loss):
Non-controlled, non-affiliated investments	$(75,039)	$(7,235)	$(38,426)
Income tax (provision) benefit	(3,686)	—	—
Controlled affiliated investments	(1,913)	3,705	(5,087)
Translation of assets and liabilities in foreign currencies	4,634	(222)	(133)
Total Net Change in Unrealized Gain (Loss)	(76,004)	(3,752)	(43,646)
Net realized gain (loss):
Non-controlled, non-affiliated investments	(51,376)	2,633	234
Foreign currency transactions	(2,336)	214	133
Total Net Realized Gain (Loss)	(53,712)	2,847	367
Total Net Realized and Change in Unrealized Gain (Loss)	(129,716)	(905)	(43,279)
Net Increase (Decrease) in Net Assets Resulting from Operations	$387,740	$498,001	$202,243
Earnings Per Share - Basic and Diluted	$1.00	$1.53	$1.38
Weighted Average Shares Outstanding - Basic and Diluted	388,645,561	324,630,279	146,422,371

portfolio and investment activity

	For the Years Ended December 31,
($ in thousands)	2020	2019	2018
New investment commitments
Gross originations	$3,667,048	4,625,939	5,814,181
Less: Sell downs	(222,276)	(191,277)	(618,040)
Total new investment commitments	$3,444,772	$4,434,662	$5,196,141
Principal amount of investments funded:
First-lien senior secured debt investments	$2,132,417	$3,083,777	3,388,527
Second-lien senior secured debt investments	518,480	596,421	799,701
Unsecured debt investments	55,873	—	23,000
Equity investments	119,780	1,991	11,215
Investment funds and vehicles	18,950	—	26,110
Total principal amount of investments funded	$2,845,500	$3,682,189	$4,248,553
Principal amount of investments sold or repaid:
First-lien senior secured debt investments	$(1,060,352)	$(820,602)	$(536,715)
Second-lien senior secured debt investments	(90,686)	(116,700)	(341,600)
Unsecured debt investments	—	(23,000)	—
Equity investments	(867)	(1,991)	(2,760)
Investment funds and vehicles	—	(2,250)	—
Total principal amount of investments sold or repaid	$(1,151,905)	$(964,543)	$(881,075)
Number of new investment commitments in new portfolio companies(1)	30	38	44
Average new investment commitment amount	$84,891	$107,981	$105,689
Weighted average term for new investment commitments (in years)	5.9	6.3	6.2
Percentage of new debt investment commitments at floating rates	96.3%	100.0%	99.6%
Percentage of new debt investment commitments at fixed rates	3.7%	0.0%	0.4%
Weighted average interest rate of new investment commitments(2)	7.8%	8.0%	8.8%
Weighted average spread over LIBOR of new floating rate investment commitments	6.9%	6.1%	6.0%

________________

(1)	Number of new investment commitments represents commitments to a particular portfolio company.
(2)

Assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month LIBOR, which was 0.24%, 1.91% and 2.81% as of December 31, 2020, 2019 and 2018, respectively.

ABOUT OWL ROCK CAPITAL CORPORATION

Owl Rock Capital Corporation (ORCC) is a specialty finance company focused on lending to U.S. middle-market companies. As of December 31, 2020, ORCC had investments in 119 portfolio companies with an aggregate fair value of $10.8 billion. ORCC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. ORCC is externally managed by Owl Rock Capital Advisors LLC, an SEC-registered investment adviser that is an affiliate of Owl Rock Capital Partners. Owl Rock Capital Partners, together with its subsidiaries, is a New York based direct lending platform with approximately $27.1 billion of assets under management as of December 31, 2020.

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about ORCC, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond ORCC’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in ORCC’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which ORCC makes them. ORCC does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

INVESTOR CONTACTS

Investor Contact:

Dana Sclafani

212-651-4705

orccir@owlrock.com

Media Contact:

Prosek Partners

David Wells / Kelly Smith Aceituno / Josh Clarkson

pro-owlrock@prosek.com